Exhibit 99.1

Safehold Announces Pricing of $400 Million of 2.800% Senior Unsecured Notes Due 2031

April 28, 2021

NEW YORK--(BUSINESS WIRE)--Apr. 28, 2021-- Safehold Inc. (the “Company” or “Safehold”) (NYSE: SAFE) today announced that its operating partnership, Safehold Operating Partnership LP (the “operating partnership”), has priced a public offering of $400 million aggregate principal amount of 2.800% senior notes due 2031 (the “Notes”). The Notes were priced at 99.127% of the principal amount and will mature on June 15, 2031. The offering is expected to settle on May 7, 2021, subject to the satisfaction of customary closing conditions. The Notes will be fully and unconditionally guaranteed by the Company.

The operating partnership intends to use the net proceeds from the offering to repay borrowings under its unsecured revolving credit facility and for general corporate purposes, which may include making additional investments in ground leases.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, and BofA Securities acted as joint book-running managers and representatives of the underwriters for the offering. Barclays Capital Inc., Mizuho Securities, Morgan Stanley & Co. LLC, and Truist Securities, Inc. are also acting as joint book-running managers for the offering.

This offering is being made pursuant to an effective shelf registration statement and prospectus and related preliminary prospectus supplement filed by the Company and the operating partnership with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the prospectus supplement and related prospectus for this offering can be obtained, when available, from J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, 3rd Floor, telephone collect at (212) 834-4533; Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone at (866) 471-2526 or by emailing prospectus- ny@ny.email.gs.com; or BofA Securities, Inc., 200 North College Street, 3rd Floor, NC1-004-03-43, Charlotte, NC 28255-0001, Attention: Prospectus Department or by email dg.prospectus_requests@bofa.com, telephone (1-800-294-1322).

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “seek,” “approximately,” “pro forma,” “contemplate,” “aim,” “continue,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For example, the fact that the offering described above has priced may imply that the offering will close, but the closing is subject to conditions customary in transactions of this type and the closing may be delayed or may not occur at all. For a further discussion of the factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements). The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

About Safehold:

Safehold Inc. (NYSE: SAFE) is revolutionizing real estate ownership by providing a new and better way for owners to unlock the value of the land beneath their buildings. Through its modern ground lease capital solution, Safehold helps owners of high quality multifamily, office, industrial, hospitality and mixed-use properties in major markets throughout the United States generate higher returns with less risk. The Company, which is taxed as a real estate investment trust (REIT) and is managed by its largest shareholder, iStar Inc., seeks to deliver safe, growing income and long-term capital appreciation to its shareholders.

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Jason Fooks

Senior Vice President

Investor Relations & Marketing

T: 212.930.9400

E: investors@safeholdinc.com

Source: Safehold Inc.